                                                                   Exhibit 10.15

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment Assumption Agreement ("Assignment and Assumption") is being executed and delivered by the undersigned, MONDAS MINERALS, INC., a Delaware corporation ("MONDAS"), and assignee SCOTT BENGFORT ("ASSIGNEE") pursuant to and in accordance with the terms and provisions of that certain Agreement and Plan of Merger dated February 4, 2011 ("MERGER AGREEMENT") by and among Mondas, CCG
ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Mondas
("MERGER SUBSIDIARY"), CONSUMER CAPITAL GROUP INC., a California corporation
("CCG") and SCOTT BENGFORT, an individual. Capitalized terms used in this
Agreement and not defined in context shall have the meanings ascribed to them in the Merger Agreement.

     On this 4th day of February 2011 (the "Closing Date") and immediately after the Closing of the Merger, Mondas ("ASSIGNOR") hereby absolutely transfers, assigns, sets-over and conveys, irrevocably and without recourse, to Assignee, any and all assets, both tangible and intangible (the "ASSETS"), owned by the
Assignor prior to the consummation of the Merger under the Merger Agreement, including, without limitation, the following:

     (i) all accounts, including, without limitation, deposit accounts, investment accounts, all present and future rights of the Assignor to payment for services rendered, all accounts receivable, notes receivable, contract rights, book debts, debentures, drafts and other obligations or indebtedness owing to the Assignor, no matter how they arise (including, without limitation, any such obligation that might be characterized as an account, contract right or general intangible under the UCC in effect in any jurisdiction);

     (ii) all inventory, including, without limitation, all goods, merchandise and other personal property, now owned by the Assignor;

     (ii) all intellectual property, including, without limitation, royalty rights, copyrights, trademarks and domain names;

     (iii) all real property owned by the Assignor, including but not limited to the mining interest indicated on Schedule 1 attached hereto;

     (iv) all contract rights including without limitation leases and options and the documents evidencing such rights; and

     (v) all furniture, fixtures and equipment;

     provided, however, that assigned Assets shall exclude shares of the capital stock of Merger Subsidiary or its subsidiaries or affiliates, the books and records (including legal documents) of Mondas, and any Assets that may be acquired after the Closing Date by Mondas and its subsidiaries that do not relate to the business and operations of the Assignor.

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
     The Assignor represents and warrants that the Assignor is the owner and holder of the Assets being assigned by the Assignor pursuant to the terms hereof and has the requisite corporate power and authority to transfer title of the
Assets to the Assignee pursuant to this Assignment and Assumption. The Assignor represents that this Assignment and Assumption has been duly authorized and that the person signing for same has full power and authority in the premises.

     By executing this Assignment and Assumption, the Assignee hereby expressly assumes, and agrees to pay or otherwise perform or discharge, the Assignor's liabilities existing prior to the Closing of the Merger, whether known or unknown, including without limitation (i) all of the Assignor's unsatisfied debts, claims, commitments, suits, obligations, and other liabilities, (whether absolute, accrued, asserted or unasserted, fixed, contingent or otherwise)
arising out of the Assignor's ownership of the Assets and from the operation of the Assignor's business or other activities of the Assignor prior to the Closing
Date including, without limitation, contractual obligations (including lease obligations), local, state and federal taxes, license fees, accrued and unpaid costs of overhead, employment related liabilities (including wages and liabilities related to employee benefit plans and collective bargaining agreements), liabilities that may arise from adverse claims, disputes, proceedings, investigations or inquiries (asserted, instituted or rendered, or otherwise existing or occurring, prior to, on or at any time after, the date of the Merger) arising out of the Assignor's ownership of the Assets, from the operation of the Assignor's business or other activities of the Assignor prior to the Closing Date, accounts payable and trade debts and commitments based on express or implied warranties, and any taxes, fees, expenses, liabilities, debts or obligations of the Assignor relating to this Assignment or Assumption or the
Merger; (ii) the indemnification liabilities and the Assignor's indemnification responsibilities as set forth in or arising under (A) its Certificate or
Articles of Incorporation (as amended) or Bylaws (as amended) prior to the
Closing Date, (B) the Assignor's obligations under the Merger Agreement, including but not limited to the indemnification obligations set forth therein, and (C) any indemnity agreements entered into with its officers and directors which were in effect at any time prior to the Closing of the Merger; and (iii)
any costs and expenses incurred or to be incurred in connection with the transfer and assumption of the same.

     The Assignor and the Assignee hereby agree and acknowledge that the Merger
Subsidiary and the recipients of the merger consideration are third party beneficiaries of, and have acted in reliance upon, this Assignment and
Assumption. This Assignment and Assumption may not be amended, terminated or nullified without the express written consent of the parties hereto.

                  [Remainder of Page Left Blank Intentionally]

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THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF
DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF.

ASSIGNOR:                       MONDAS MINERALS CORP.

                                By: /s/ Scott Bengfort
                                   -----------------------------------
                                   Scott Bengfort
                                   Chief Executive Officer

ASSIGNEE:
                                   /s/ Scott Bengfort
                                   -----------------------------------
                                   Scott Bengfort, an individual

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                                   SCHEDULE 1
                                 MINING INTEREST

                       State of Nevada - Esmeralda County

US Dept. of Interior - Bureau of Land Management Unpatented Mining Claim Serial
Numbers:

  Claim Name     Serial Number    Section    Township    Range    Meridian
  ----------     -------------    -------    --------    -----    --------

     RAM1         NMC-985862         26        5S         41E       MDB&M
     RAM2         NMC-985863         26        5S         41E       MDB&M
     RAM3         NMC-985864         26        5S         41E       MDB&M
     RAM4         NMC-985865         26        5S         41E       MDB&M

                               Attached hereto is
                  Mondas Minerals Corp. BLM Active Claim report
                                dated 12/27/2010

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